Subsidiaries of the Registrant as of December 31, 1997.

SunTrust Banks, Inc. (27 banks in total)
 100% SunTrust Banks of Florida, Inc.
       100% SunTrust Bank, Central Florida, National Association
             100% STB Management (Central Florida), Inc.
             100% STB Real Estate Parent (Central Florida), Inc.
                   100% STB Real Estate Holdings (Central Florida), Inc.
             100% STB Receivables (Central Florida), Inc.
             100% SunTrust Annuities, Inc.
             100% SunTrust Insurance Services (Florida), Inc.
       100% SunTrust Bank, East Central Florida
             100% Service of Volusia County, Inc.
             100% STB Receivables (East Central Florida), Inc.
       100% SunTrust Bank, Gulf Coast
             100% STB Management (Gulf Coast), Inc.
             100% STB Real Estate Parent (Gulf Coast), Inc.
                   100% STB Real Estate Holdings (Gulf Coast), Inc.
             100% STB Receivables (Gulf Coast), Inc.
       100% SunTrust Bank, Miami, National Association
             100% Florida Aviation, Inc.
             100% Kasalta Miramar, Inc.
             100% STB Management (Miami), Inc.
             100% STB Receivables (Miami), Inc.
       100% SunTrust Bank, Mid-Florida, National Association
             100% STB Receivables (Mid-Florida), Inc.
       100% SunTrust Bank, Nature Coast
             100% STB Real Estate Parent (Nature Coast), Inc.
                   100% STB Real Estate Holdings (Nature Coast), Inc.
             100% STB Receivables (Nature Coast), Inc.
       100% SunTrust Bank, North Central Florida
             100% STB Receivables (North Central Florida), Inc.
       100% SunTrust Bank, North Florida, National Association
             100% STB Receivables (North Florida), Inc.
       100% SunTrust Bank, South Florida, National Association
             100% STB Management (South Florida), Inc.
             100% STB Real Estate Parent (South Florida), Inc.
                   100% STB Real Estate Holdings (South Florida), Inc.
             100% STB Receivables (South Florida), Inc.
       100% SunTrust Bank, Southwest Florida
             100% STB Real Estate Parent (Southwest Florida), Inc.
                   100% STB Real Estate Holdings (Southwest Florida), Inc.
             100% STB Receivables (Southwest Florida), Inc.
       100% SunTrust Bank, Tallahassee, National Association
             100% STB Receivables (Tallahassee), Inc.
       100% SunTrust Bank, Tampa Bay
             100% STB Management (Tampa Bay), Inc.
             100% STB Receivables (Tampa Bay), Inc.
       100% SunTrust Bank, West Florida
             100% STB Receivables (West Florida), Inc.
       100% SunTrust Banks Trust Company (Cayman) LTD
       100% Premium Assignment Corporation
 100% SunTrust Banks of Georgia, Inc.
       100% SunTrust Bank, Atlanta
             100% STB Management (Atlanta), Inc.
             100% STB Real Estate Parent (Atlanta), Inc.
                   100% STB Real Estate Holdings (Atlanta), Inc.
             100% STI Credit Corporation
             100% SunTrust International Banking Company
                   100% SunTrust Asia, Limited (inactive)
             100% TCB Holdings, Inc.
       100% SunTrust Bank, Augusta, National Association
       100% SunTrust Bank, Middle Georgia, National Association
       100% SunTrust Bank, Northeast Georgia, National Association
             100% STB Real Estate Parent (Northeast Georgia), Inc.
                   100% STB Real Estate Holdings (Northeast Georgia), Inc.
             100% SunTrust Insurance Services (Georgia), Inc.
       100% SunTrust Bank, Northwest Georgia, National Association
       100% SunTrust Bank, Savannah, National Association
       100% SunTrust Bank, South Georgia, National Association
             100% STB Real Estate Parent (South Georgia), Inc.
                   100% STB Real Estate Holdings (South Georgia), Inc.
       100% SunTrust Bank, Southeast Georgia, National Association
       100% SunTrust Bank, West Georgia, National Association
       100% SunTrust Personal Loans, Inc.
       100% Preferred Surety Holdings, Inc.
             100% Preferred Surety Corporation
                   100% Madison Insurance Company (inactive)
 100% SunTrust Banks of Tennessee, Inc.
       100% SunTrust Bank, Nashville, National Association
             100% Cherokee Insurance Company (inactive)
             100% STB Management (Nashville), Inc.
             100% SunTrust Leasing of Tennessee, Inc.
       100% SunTrust Bank, Alabama, National Association
             100% SunTrust Annuities (Alabama), Inc.
       100% SunTrust Bank, Chattanooga, National Association
             100% STB Management (Chattanooga), Inc.
             100% SunTrust of Chattanooga Mortgage Corporation
             100% SunTrust Insurance Services (Tennessee), Inc.
       100% SunTrust Bank, East Tennessee, National Association
             100% Acquisition and Equity Corporation
             100% SunTrust Bank, South Central Tennessee, National Association 100% Trust Company of Tennessee (inactive)

 100% STI Capital Management, National Association
 100% STI Trust & Investment Operations, Inc.
 100% SunTrust BankCard, National Association
 100% SunTrust Capital I
 100% SunTrust Capital II
 100% SunTrust Capital Markets, Inc.
 100% SunTrust Insurance Company
 100% SunTrust International Services, Inc.
 100% SunTrust Mortgage, Inc.
 100% SunTrust Online, Inc. (inactive)
 100% SunTrust Plaza Associates, LLC
 100% SunTrust Properties, Inc.
 100% SunTrust Securities, Inc.
 100% SunTrust Service Corporation*
 100% Trusco Capital Management, Inc.

* SunTrust Service Corporation is 100% owned by certain subsidiary banks of SunTrust Banks, Inc. None of this nonbank subsidiary's stock is owned by SunTrust Banks, inc. (Parent Company).